                                                                      Exhibit 10



                                SUPPLY AGREEMENT



                                     BETWEEN

                                 RWE NUKEM, INC.



                                       AND

                               BRUSH WELLMAN INC.,



                                       FOR

                            THE SALE AND PURCHASE OF



                               BERYLLIUM PRODUCTS

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Nukem/Brush Wellman Supply Agreement                                      Page 1
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TABLE OF CONTENTS
-----------------

                                                                                                                Page
                                                                                                                ----

RECITALS.........................................................................................................1

AGREEMENT      ..................................................................................................2

I.       DEFINITIONS.............................................................................................2

         1.1     "Agreement".....................................................................................2

         1.2     "Applicable Delivery Year"......................................................................2

         1.3     "Base Quantity".................................................................................2

         1.4     "Be-Metal"......................................................................................2

         1.5     "Be Price Variation"............................................................................2

         1.6     "Beryllium".....................................................................................2

         1.7     "Beryllium Product".............................................................................2

         1.8     "Buyer".........................................................................................2

         1.9     "Contract Price (Be-Metal)".....................................................................2

         1.10    "Contract Price (CuBe Master Alloy)"............................................................2

         1.11    "Contract Term".................................................................................2

         1.12    "CuBe Master Alloy".............................................................................2

         1.13    "Delivery Year".................................................................................2

         1.14    "Draw Down".....................................................................................3

         1.15    "Elmore Stockpile Facility".....................................................................3

         1.16    "Financing Agreements"..........................................................................3

         1.17    "Kazatomprom"...................................................................................3

         1.18    "Liens".........................................................................................3

         1.19    "Minimum Consigned Inventory"...................................................................3

         1.20    "Nukem".........................................................................................3

         1.21    "Parties".......................................................................................3

         1.22    "Producer"......................................................................................3

         1.23    "Producer Agreement"............................................................................3

         1.24    "Producer's On-Site Agent"......................................................................3

         1.25    "Qualified CuBe Master Alloy"...................................................................3

         1.27    "Sample"........................................................................................3

         1.28    "Seller"........................................................................................3

         1.29    "Stockpile".....................................................................................3

         1.30    "Taxes".........................................................................................3

         1.31    "Ulba"..........................................................................................3

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
         1.32    "Ulba Stockpile Facility"........................................................................4

II.      (Deleted Intentionally)

III.     SALE AND PURCHASE; TIMING OF DELIVERIES; RISK OF LOSS....................................................5

         3.1     Sale and Purchase................................................................................5

         3.2     Adjustment to Base Quantity......................................................................6

         3.3     Reimbursement of Transport Costs.................................................................7

         3.4     Purchase Orders..................................................................................7

         3.5     Qualification of Beryllium Products..............................................................7

         3.6     (Deleted Intentionally)                                                                          8

         3.7     Nonconformity....................................................................................9

         3.8     (Deleted Intentionally)..........................................................................9

         3.9     (Deleted Intentionally).........................................................................10

         3.10    Title and Risk of Loss..........................................................................10

         3.11    ULBA Production Facility Inspection.............................................................11

IV.      CONTRACT PRICE..........................................................................................11

         4.1     Contract Price..................................................................................11

         4.2     Adjustment to Be Price..........................................................................11

         4.3     (Deleted Intentionally).........................................................................11

         4.4     (Deleted Intentionally).........................................................................11

                                                   V. PAYMENT 12

         5.1     Invoice for CuBe Master Alloy...................................................................12

         5.2     Invoice for Be-Metal............................................................................12

         5.3     Payment by Buyer................................................................................12

         5.4     Late Payment....................................................................................13

VI.      TAXES, DUTIES, TARIFFS..................................................................................13

VII.     REPRESENTATIONS AND WARRANTIES..........................................................................13

         7.1     Representations and Warranties of Seller........................................................13

         7.2     Representations and Warranties of Buyer.........................................................15

VIII.    TERMINATION; RESPONSIBILITY FOR ACTIONS.................................................................16

         8.1     Termination.....................................................................................16

         8.2     (Deleted Intentionally).........................................................................16

IX.      FORCE MAJEURE...........................................................................................16

         9.1     Liability.......................................................................................16

         9.2     Events of Force Majeure.........................................................................17

         9.3     Termination Due to Force Majeure................................................................17


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
X.       Compensation............................................................................................18

XI.      REMEDIES; LIMITATION OF LIABILITY.......................................................................18

         11.1    Failure to Make Scheduled Delivery..............................................................18

         11.2    [Intentionally Deleted.]........................................................................18

         11.3    Failure to Purchase Base Quantity...............................................................18

         11.4    Sales to Third Parties..........................................................................18

         11.5    No Consequential Damages........................................................................18

XII.     INDEMNIFICATION.........................................................................................19

XIII.    CONFIDENTIALITY.........................................................................................19

XIV.     LICENSES, PERMITS AND AUTHORIZATIONS....................................................................19

XV.      GOVERNING LAW; JURISDICTION.............................................................................20

         15.1    Governing Law...................................................................................20

XVI.     ASSIGNMENT..............................................................................................20

                                                 XVII. NOTICES 20

XVIII.   MISCELLANEOUS PROVISIONS................................................................................21

         18.1    Headings; Interpretation........................................................................21

         18.2    Survival........................................................................................21

         18.3    Rounding of Figures.............................................................................21

         18.4    Severability....................................................................................22

         18.5    Good Faith Dealings.............................................................................20

         18.6    Amendment.......................................................................................22

         18.7    Language........................................................................................22

         18.8    Waiver..........................................................................................22

         18.9    Obligation to Make Payments in Dollars..........................................................22

         18.10   Counterparts....................................................................................21

         18.11   Expenses........................................................................................21

XIX.     ENTIRE AGREEMENT........................................................................................23

XX.      EFFECTIVENESS...........................................................................................23


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Nukem/Brush Wellman Supply Agreement                                      Page 1
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                                SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this "Agreement") as made on the 7th day of September, 2000, between RWE NUKEM, Inc., a New York corporation ("Seller") and Brush Wellman, Inc., an Ohio corporation ("Buyer"), and as amended on this Fourth Day of September, 2003.

                                    RECITALS

A. WHEREAS, there exist sources of beryllium ore, beryllium hydroxide, beryllium oxide and beryllium in metal ingot, scrap, powder and alloy form in Kazakhstan and elsewhere in the world;

B. WHEREAS, Buyer has an efficient existing beryllium marketing, sales and service network to sell beryllium products on the world market in a short period of time, and Seller does not have such a network and therefore cannot sell Beryllium Products on the world market in a similar time frame;

C. WHEREAS, Buyer's existing customer base needs large supplies of Beryllium Products in a short period of time;

D. WHEREAS, Buyer has the technology and facilities to process and fabricate beryllium into forms useable by its customers, but is unable to meet the demands of its customers for beryllium products unless it makes substantial capital investments for the extraction of beryllium ore;

E. WHEREAS, Seller desires to sell CuBe Master Alloy and Be-Metal of ULBA Grade B-1, to Buyer, and Buyer desires to purchase certain quantities of Beryllium Products from Seller, upon the terms and subject to the conditions set forth in this Agreement. (Specifications for CuBe Master Alloy are set forth in Exhibit A, and specifications for ULBA Grade B-1 Be-Metal are set forth in Exhibit B, attached to this agreement)

F. WHEREAS, Buyer, Producer, Seller desire to use their complementary capabilities to realize, pursuant to this non-exclusive agreement, business opportunities that none of them reasonably could accomplish alone in a short period of time.

G. WHEREAS, simultaneously with the execution of this Agreement, Seller will execute a contract for the sale of the Beryllium Products purchased under this contract with Producer ("Producer Agreement").

H. WHEREAS, the Parties hereto recognize that this Agreement will provide Seller with a unique opportunity to market and sell beryllium on the world market on a commercially viable scale in a very short period of time;

I.    (Intentionally deleted)

Nukem/Brush Wellman Supply Agreement                                      Page 2
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                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises, and mutual covenants, obligations and agreements set forth in this Agreement, the Parties hereto hereby agree as follows:

                                 I. DEFINITIONS

1.1 "Agreement" shall have the meaning set forth in the Preamble to this Agreement.

1.2   "Applicable Delivery Year" shall have the meaning set forth in Section
      3.3.

1.3 "Base Quantity" for any Delivery Year means the amount of Beryllium set forth in Section 3.1 opposite such Delivery Year under the heading "Base Quantity", subject to adjustment pursuant to Section 3.2, Section 11.1 and/or Section 11.3.

1.4 "Be-Metal" shall have the meaning set forth in the Recitals to this Agreement.

1.5   "Be Price Variation" shall have the meaning set forth in Section 4.2.

1.6 "Beryllium" and "Beryllium Product" mean such beryllium in the form of Be-Metal and such beryllium metal contained in CuBe Master Alloy which has been purchased by Seller from Producer under the Producer Agreement, in each case with the specifications set forth in Exhibit A and Exhibit B to this Agreement.

1.7   [intentionally deleted]

1.8 "Buyer" shall have the meaning set forth in the Preamble to this Agreement.

1.9   "Contract Price (Be-Metal)" shall have the meaning set forth in Section
      4.1.

1.10  "Contract Price (CuBe Master Alloy)" shall have the meaning set forth in
      Section 4.1.

1.11 "Contract Term" means the period commencing the date of this Agreement through and including December 31, 2012.

1.12 "CuBe Master Alloy" means copper-beryllium master alloy having nominally 4.0% Beryllium by weight.

1.13  "Delivery" shall mean CIF Elmore pursuant to the terms of this Agreement.

1.14 "Delivery Year" means any twelve calendar month period during the Contract Term that begins on January 1 and ends on December 31.

1.15  "Draw Down" shall mean physical Delivery pursuant to Section 1.13.

1.16 "Elmore Stockpile Facility" means Buyer's beryllium production and fabrication facility located at Elmore, Ohio, USA.

1.17  [Intentionally Deleted].

1.18  "Kazatomprom" shall have the meaning set forth in Section 1.23.

1.19  "Liens" shall have the meaning set forth in Section 7.1.

1.20  (Intentionally deleted)

Nukem/Brush Wellman Supply Agreement                                      Page 3
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1.21  "RWE Nukem" shall have the meaning set forth in the Preamble to this
      Agreement.

1.22  "Party" or "Parties" to this Agreement shall be Seller and/or Buyer.

1.23 "Producer" shall mean both, jointly and severally, Kazatomprom, a corporation organized under the laws of the Republic of Kazakhstan ("Kazatomprom") and Ulba Metallurgical Plant, a corporation organized under the laws of the Republic of Kazakhstan ("Ulba").

1.24 "Producer Agreement" shall mean the Agreement among NUKEM, Inc. and Kazatomprom and Ulba for the Sale and Purchase of Beryllium Products dated September 7, 2000.

1.25  "Seller's On-Site Agent" shall have the meaning set forth in Section 3.7.

1.26  [Intentionally Deleted].

1.27 "Sample" shall mean in case of Be Metal, approximately 5,000 lbs. of Beryllium contained in Be Metal. The samples shall be Delivered to the Elmore Facility in accordance with Section 3.5.

1.28 "Seller" shall have the meaning set forth in the Preamble to this Agreement.

1.29  (Intentionally deleted)

1.30  "Taxes" shall have the meaning set forth in Article VI.

1.31  "Ulba" shall have the meaning set forth in Section 1.23.

1.32  (Intentionally deleted).

                       ARTICLE II (INTENTIONALLY DELETED)



















           III. SALE AND PURCHASE; TIMING OF DELIVERIES; RISK OF LOSS

3.1 Sale and Purchase. In each Delivery Year of the Contract term, Buyer shall Draw Down and purchase from Seller all of the applicable Minimum Quantity of Beryllium Products subject to

Nukem/Brush Wellman Supply Agreement                                      Page 4
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      acceptable changes specified for such Delivery Year in Section 3.1, in accordance with the schedule as follows in Table 1.

                  Table 1 (Be contained in CuBe Master Alloy)

       Delivery Year                      Minimum Quantity                      Maximum Quantity

                                       (pounds/kgs Beryllium)                  (pounds/kgs Beryllium)
------------------------------- -------------------------------------- --------------------------------------
            2003                        10,000/4,535 +/-2%                     25,000/11,340 +/-2%
------------------------------- -------------------------------------- --------------------------------------
            2004                        25,000/11,340 +/-2%                   150,000/68,040 +/-2%
------------------------------- -------------------------------------- --------------------------------------
            2005                        25,000/11,340 +/-2%                   150,000/68,040 +/-2%
------------------------------- -------------------------------------- --------------------------------------
            2006                        25,000/11,340 +/-2%                   150,000/68,040 +/-2%
------------------------------- -------------------------------------- --------------------------------------
            2007                        25,000/11,340 +/-2%                   150,000/68,040 +/-2%
------------------------------- -------------------------------------- --------------------------------------
            2008                        30,000/15,875 +/-2%                   150,000/68,040 +/-2%
------------------------------- -------------------------------------- --------------------------------------
            2009                        35,000/15,875 +/-2%                   150,000/68,040 +/-2%
------------------------------- -------------------------------------- --------------------------------------
            2010                        40,000/18,145 +/-2%                   150,000/68,040 +/-2%
------------------------------- -------------------------------------- --------------------------------------
            2011                        40,000/18,145 +/-2%                   150,000/68,040 +/-2%
------------------------------- -------------------------------------- --------------------------------------
            2012                        40,000/18,145 +/-2%                   150,000/68,040 +/-2%
------------------------------- -------------------------------------- --------------------------------------

Nukem/Brush Wellman Supply Agreement                                      Page 5
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                        Table 2 (ULBA Grade B-1) Be-Metal

       Delivery Year                    Minimum Quantity                         Variation (%)

                                     (pounds/kgs Beryllium)
------------------------------ -------------------------------------- --------------------------------------
           2003                            5,000/2,270                              +/-10%
------------------------------ -------------------------------------- --------------------------------------
           2004                           35,000/15,875                             +/-10%
------------------------------ -------------------------------------- --------------------------------------
           2004                           35,000/15,875                             +/-10%
------------------------------ -------------------------------------- --------------------------------------
           2006                           35,000/15,875                             +/-10%
------------------------------ -------------------------------------- --------------------------------------
           2007                           35,000/15,875                             +/-10%
------------------------------ -------------------------------------- --------------------------------------
           2008                           35,000/15,875                             +/-10%
------------------------------ -------------------------------------- --------------------------------------
           2009                           35,000/15,875                             +/-10%
------------------------------ -------------------------------------- --------------------------------------
           2010                           35,000/15,875                             +/-10%
------------------------------ -------------------------------------- --------------------------------------
           2011                           35,000/15,875                             +/-10%
------------------------------ -------------------------------------- --------------------------------------
           2012                           35,000/15,875                             +/-10%
------------------------------ -------------------------------------- --------------------------------------


         In any Delivery Year, Buyer shall have the obligation to purchase Beryllium Products in the volumes specified as Annual Delivery Quantities in Table 1 and Table 2 above for each Delivery Year, subject to the compensation conditions defined in Article X of this Agreement if lower volumes are purchased.

         In partial consideration of the Contract Price negotiated between the Parties, the Buyer undertakes not to use Beryllium Products purchased from the Seller for any use but for internal applications. Internal applications shall refer to the processing of the Beryllium Products by Buyer into higher value products, as opposed to direct sale of Beryllium Products to other customers.

3.2      Adjustment to Base Quantity. Pursuant to the variations allowed in
         Section 3.1, Buyer will, by advance notice to Seller given not later than October 1st preceding any Delivery Year, provide a binding notice specifying the amount of Beryllium Products to be purchased in the next Delivery Year and the non-binding estimated dates of such Draw Downs including a delivery schedule that plans for a regular Draw-Down in approximately 6 shipments each Delivery Year, such that the whole Annual Quantity of CuBe master alloy and Be-Metal is shipped to the Buyer in any delivery year.

         With regard to the Delivery Year 2012 quantity, the Parties shall meet and discuss the Delivery Year 2012 Base Quantity and possible extension of this Agreement and the Producer Agreement.

Nukem/Brush Wellman Supply Agreement                                      Page 6
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3.3      Reimbursement of Transport Costs. Buyer shall reimburse Seller for any and all delivery costs for the Beryllium Products from St. Petersburg, Russian Federation to the Elmore Stockpile Facility. Seller shall issue an invoice for delivery costs to Buyer within ten (10) days after receipt of each shipment of Beryllium Product at the Elmore Stockpile Facility. Buyer shall pay Seller's invoice within thirty (30) days after receipt. Any late payments will be subject to the interest charge described in Section 5.4.

3.4 Purchase Orders. Buyer will provide a Purchase Order to Seller at least 100 days prior to the date of Draw Down. The Purchase Order shall specify the Quantity of Beryllium Products to be Delivered in accordance with Section 3.2 and the date of Delivery.

3.5 Qualification of Beryllium Products. Within sixty (60) days after Effectiveness of this Agreement, Seller shall deliver to Buyer, and Buyer shall purchase the Sample. Within sixty (60) days of its receipt of the Sample, Buyer shall determine whether the Sample is qualified by satisfying the specifications set forth in Exhibit B to this Agreement. If Buyer determines that the Sample satisfies Buyer's specifications, Buyer shall confirm this determination to Seller in writing, and Seller shall deliver, commencing in Delivery Year 2004, Beryllium Products consistent with the specifications set forth in Exhibit B.

         If, however, the Sample does not satisfy the specifications in Exhibit B, then Buyer shall provide the Seller with the results of the analyses supporting the rejection of the Sample, and at the Buyer's sole discretion, the Buyer may decide any or all of the following options:

3.5.1. To Purchase the Sample quantity against a waiver of specification, without prejudice to any other section of this Agreement or setting any precedent for acceptance of future shipments of Be Metal that fail to meet the Specifications.

3.5.2. To request the Seller to supply a replacement Sample quantity of Be Metal to be delivered within 90 days of receipt of the above mentioned results of analyses supporting rejection of the Sample. This may be repeated at the Buyer's reasonable discretion until the Sample meets the Buyer's specifications.

3.5.3 To return the Sample to the Seller at Seller's sole cost and expense, and Buyer shall have the option to terminate this Agreement without any further action, obligation or liability of any Party.

3.5.4 The Buyer and Seller acknowledge that certain end users of products manufactured from Be Metal require notification and qualification sampling if there has been any process change related to the manufacturer of the Be Metal. In the event that an end user of products manufactured from Be Metal notifies the Buyer that they cannot use the products manufactured by the Buyer from the Be Metal purchased from the Seller until re-qualification is completed, the Buyer, Seller and Producer agree to meet to attempt to resolve the issue. To the extent possible, Buyer shall provide Seller with reasonable documentary evidence of such re-qualification requirement.

3.5.5 The Seller agrees to advise the Buyer in advance before any process changes are made that affect the Be Metal.

3.6      (Deleted Intentionally)

3.6.1    (Deleted Intentionally)

3.6.2    (Deleted Intentionally)

3.6.3    (Deleted Intentionally)


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Nukem/Brush Wellman Supply Agreement                                      Page 7
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3.6.4    (Deleted Intentionally)

3.6.5    (Deleted Intentionally)

3.6.6    (Deleted Intentionally)

3.6.7    (Deleted Intentionally)

3.6.8    (Deleted Intentionally)

3.7 Nonconformity. If at any time during the term of this Agreement there is a dispute about the quality of any Beryllium Products delivered by Seller, the Parties shall, in consultation with Producer, appoint a mutually acceptable independent third party expert to (a) test the Beryllium Products in question against the specifications set forth in Exhibit A or Exhibit B, (b) provide an analysis of the chemical and physical characteristics and properties of such products, and (c) accept or reject such products based on such analysis. If the Beryllium Products are rejected by the independent third party expert, Seller shall have ninety (90) days from the date Seller receives notice of such non-conformity to replace such non-conforming Beryllium Products with conforming Beryllium Products, and Seller shall bear all cost of the independent third party expert. If Seller fails to replace such non-conforming Beryllium Products within such ninety (90)-day period with Beryllium Products complying with the specifications, Buyer shall be entitled to the remedies set forth in Section 11.1.

3.8      (Deleted in its entirety)

3.9      (Deleted in its entirety)

3.10     Title and Risk of Loss.

3.10.1   (Deleted in its entirety).

3.10.2 Title to the Beryllium Products in the Base Quantities shall transfer to the Buyer upon Draw Down.

3.10.3 Risk of loss of or damage to any Beryllium Products shall transfer from Seller to Buyer upon delivery to the Elmore Stockpile Facility.

3.10.4   (Deleted intentionally)

3.11 Ulba Production Facility Inspection. Seller shall cause Producer to provide Buyer with reasonable access to Producer's Beryllium Products production line at its Ulba facility on no less than a quarterly basis during each Delivery Year, commencing with Delivery Year 2000. Such access shall be for the sole purpose of inspecting Producer's facilities to satisfy Buyer that such facilities can produce Beryllium Products meeting Buyer's specifications.

3.12     (Deleted Intentionally)

IV.  CONTRACT PRICE

4.1 Contract Price. Buyer agrees to pay Seller the Contract Price as defined below.

         Contract Price - CuBe Master Alloy

         Contract Price (CuBe Master Alloy) = (Be Price x Be Content) + (Cu Price x Cu Content)

Nukem/Brush Wellman Supply Agreement                                      Page 8
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                  Where:

         Be Price - price for Be contained in CuBe master alloy subject to Price variation in terms of Base Price in this section and subject to Annual Delivery Volume of CuBe master alloy as stated in Table 3 of Section
         4.2 "Price Adjustment".

         Be Content = The percent of Beryllium by weight contained in the Beryllium Product.

         Base Price for Be contained in CuBe master alloy amounts to US$ 52.98 / lb or US$ 116.8 / kg.

         CuBe Master Alloy Base Price Escalation:
-------------------------------------------------

         The Be Price applicable to all deliveries hereunder shall be the Base Price (CuBe Master Alloy) adjusted as follows:

         The Base Price for CuBe Master Alloy shall be increased by 2% during each of the following Delivery years of the contract such that the Base Price shall be as follows:

                           2003          =        $52.98/lb or US$ 116.80/kg

                           2004          =        $54.04/lb or US$ 119.14/kg

                           2005          =        $55.12/lb or US$ 121.50/kg

                           2006          =        $56.22/lb or US$ 123.94/kg

                           2007          =        $57.35/lb or US$ 126.43/kg

         If no notice is given no later than September 30, 2007 by the Seller or Buyer, the Base Price shall remain at $57.35/lb or US$ 126.43/kg for the balance of the Term of this Agreement.

         Upon written notice given no later than September 30, 2007 by the Seller or Buyer, the Base Price for CuBe Master Alloy for 2008 onwards shall be renegotiated between the Parties.

         If the Parties cannot agree on a new Base Price for CuBe Master Alloy by December 31, 2007, then CuBe Master Alloy deliveries shall terminate with the 2008 delivery volumes.

         PCu= Cu Price = Cu price shall be the Cu price as calculated by the Producer for each delivery pursuant to Section 3.

         Subject to Producer's agreement the price shall be based on the following formula:

         PCu= (PLME + $0.14/kg) x 1.054,



         Where:

Nukem/Brush Wellman Supply Agreement                                      Page 9
--------------------------------------------------------------------------------



         PLME - the price for 1kg of cathode Copper in US$ at the London Metals
                Exchange within the month prior to Purchase

         $0.14 - Copper transportation and rolling costs

         1.054 - customs costs

         Cu Content = 100% of the CuBe Master Alloy weight minus Be Content



CONTRACT PRICE BE METAL:
------------------------

         Contract Price (Be Metal)          = (Be Metal Price x Be Content)

         Be Content                         =The percentage by weight of
                                            Be in Ulba Grade B-1 vacuum cast
                                            billet as provided in the
                                            certification by the Seller for each
                                            shipment, and verified by the buyer
                                            or a mutually acceptable third party
                                            analytical facility.

     Where:

         The Base Price for Be Metal contained in Be Metal of Ulba Grade B-1 vacuum cast billet, shall be US $84.10 /lb. or US$185.36/kg.

         The Be Price for Be contained in Ulba Grade B-1 vacuum cast billet, shall be the Base Price for Be Metal contained in Be Metal of Ulba Grade B-1 vacuum cast billet, adjusted for:

         Be Metal Base Price Escalation:
         -------------------------------

         The Be Price applicable to all deliveries hereunder shall be the Base Price (Be Metal) adjusted as follows:

         The Base Price for Be Metal shall be increased by 2% during each of the following Delivery Years of the contract such that the Base Price shall be as follows:

                           2003          =        $84.10/lb or US$ 185.41/kg

                           2004          =        $85.80/lb or US$ 189.16/kg

                           2005          =        $87.85/lb or US$ 193.67/kg

                           2006          =        $89.27/lb or US$ 196.80/kg

                           2007          =        $91.05/lb or US$ 200.73/kg

         If no notice is given no later than September 30, 2007 by the Seller or Buyer, the Base Price shall remain at $91.05 or US$ 200.79/kg for the balance of the Term of this Agreement.

         Upon written notice given no later than September 30, 2007 by the Seller or Buyer, the Base Price for Be Metal for 2008 onwards shall be renegotiated between the Parties.

         If the Parties cannot agree on a new Base Price for Be Metal by December 31, 2007, then Be Metal deliveries shall terminate with the 2008 Delivery Volumes.

Nukem/Brush Wellman Supply Agreement                                     Page 10
--------------------------------------------------------------------------------


         If, at the request of the Buyer, Seller delivers Be Metal in form of chunks Be-metal a $5.00/kg fee will be added to the Be Metal Price.

         4.2 The price for Be contained in CuBe master alloy shall vary subject to volumes of CuBe master alloy purchased by Buyer as specified in Section 3.2, as follows:

                           Table 3

              Annual quantity of Be              Price for Be contained in
                Contained in CuBe
              master alloy delivery
                   (pounds/kgs)                      CuBe master alloy
         ---------------------------------- ------------------------------------------
              50,000/22,650  and                       Base price +10%
              below
         ---------------------------------- ------------------------------------------
              50,000/22,650 to                          Base price +5%
              75,000/33,975

         ---------------------------------- ------------------------------------------
              75,000/33,975 and                           Base price
              higher

         ---------------------------------- ------------------------------------------


         If, in any Delivery Year, Buyer requires Beryllium in excess of the Base Quantity amount for such Delivery Year plus the applicable positive variation specified in section 3.1 for such Delivery Year, Buyer may, at Buyer's option, contact Seller for the supply of all or a portion of its additional requirements, and upon Buyer's request therefore, Buyer, Seller and Producer shall negotiate in good faith for the supply to Buyer by Seller, and Producer of such additional quantities.

4.3      (Deleted in its entirety)

4.4      (Deleted in its entirety)

                                   V. PAYMENT

5.1 Invoice for CuBe Master Alloy. If Buyer Draws Down CuBe Master Alloy pursuant to Sections 3.4, 3.5 and 3.6, Seller shall issue an invoice based on the Contract Price (CuBe Master Alloy) and one hundred percent of the weight of the CuBe Master Alloy Drawn Down in accordance with Articles III and IV.

5.2      Invoice for Be-Metal. If Buyer Draws Down Be-Metal pursuant to Sections
         3.4 and 3.5, Seller shall issue an invoice based on the Contract Price (Be-Metal) and one hundred percent of the weight of the Be-Metal Drawn Down in accordance with Articles III and IV.

5.3 Payment by Buyer. Subject to verification and confirmation the Beryllium Products to be Drawn Down by Buyer are in accordance with the terms and conditions of this Agreement (including, without limitation, the specifications set forth in Exhibit A or Exhibit B), Buyer shall pay Seller's


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         invoice within thirty (30) days after the Draw Down by Buyer of the
         Beryllium Products to which such invoice relates or twenty-five (25) days after receipt of Seller invoice, whichever is later. Subject to compliance with applicable law, payment shall be made to Seller in U.S. dollars to a bank account in the U.S. designated by Seller, which designation may be changed upon fifty (50) days prior notice to Buyer. In no event shall Buyer be required to make any payment in any currency other than U.S. dollars. Subject to Section 5.4, payment by Buyer to Seller in an amount equal to one hundred percent of any invoice issued by Seller for Beryllium Products Drawn Down by Buyer shall constitute full satisfaction of such invoice. Seller shall bear all applicable bank cost and fees.

5.4 Late Payment. Except if payment is prohibited by applicable law or prevented by an event of force majeure, if the full amount of Seller's invoice is not paid on or within the time specified in Section 5.3, such unpaid amount shall be subject to an interest charge from the due date until the actual date of payment at a rate per annum equal to the prime rate of interest published from time to time by Chase Manhattan Bank, N.A., New York, New York.

                           VI. TAXES, DUTIES, TARIFFS

6.1 Seller shall be responsible for and shall pay all taxes, duties, tariffs or levies imposed by any taxing authority in connection with the production, transportation, export, import, delivery, sale or receipt of Beryllium Products (collectively "Taxes") prior to or coincident with Draw Down.

6.2 Buyer shall be responsible for and shall pay all Taxes after Draw Down. Notwithstanding the foregoing, neither Seller nor Buyer shall be obligated to pay any Taxes based on or measured by the net income of the other.

                       VII. REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that:

         (a) Seller is a corporation duly organized and validly existing under the laws of the State of New York, and has the legal right and all necessary power and authority to execute and deliver and perform in full all of its obligations under this Agreement. This Agreement has been duly and validly executed by Nukem.

         (b) Seller has the legal right and all necessary power and authority to convey, at the time of Draw Down by Buyer hereunder, all rights, title and interest in and to the Beryllium Products to Buyer in accordance with the terms of this Agreement, free and clear of any liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, adverse claims, restrictions or other encumbrances (collectively, "Liens"), unless such Liens are required for financing the inventory arrangements under this Agreement.

         (c) the execution, delivery and performance of this Agreement by Seller and consummation by such Seller of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both:

              (i) violate, conflict with or result in a breach or default under any provision of any organizational instrument governing or relating to such Seller,

              (ii) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, instrumentality, agency or authority applicable to Seller or by which any of its properties or assets may be bound

              (iii) require any filing by Seller with, or require Seller to obtain any permit, consent or approval of, or require such Seller to give any notice to, any governmental or



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                     regulatory body, agency or authority other than as
                     specifically set forth in this Agreement, or

              (iv) result in the violation or breach by Seller of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Seller (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of, any Lien upon any of the properties or assets of Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, or other instrument or obligation to which Seller is a party or by which it or its properties or assets may be bound.

         (d) this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller and, assuming the due execution of this Agreement by Buyer, constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the respective terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         (e) Seller will hold all of the governmental and other permits, licenses, consents and authorizations required in connection with its performance of this Agreement and the transactions contemplated hereby.

         (f) there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the best knowledge of Seller, any investigation by) any governmental or other instrumentality or agency pending, or to the best knowledge of Seller, threatened, against or affecting Seller, its properties or rights which could have an adverse direct effect on the ability of Seller to perform its obligations under this Agreement.

         (g) the Beryllium Products delivered to the Elmore Stockpile Facility will meet the quality, quantity and delivery requirements established in Articles III and IV and in Exhibits A and B hereto.

         (h) upon Draw Down by Buyer of the Base Quantity amount (plus any applicable variation specified in Section 3.1) for any Delivery Year (or any portion thereof), the Beryllium Products subject to such Draw Down will be free and clear of any and all Liens. Seller shall defend and indemnify Buyer, and hold it harmless, from and against any and all claims, suits, actions, proceedings, debts, accounts, damages, costs, liabilities, penalties, fines, losses, and expenses, including reasonable attorney's fees and disbursements, arising from or in connection with any Liens on any Beryllium Products Drawn Down by Buyer hereunder.

         (i) Seller is subject to civil, common and commercial law with respect to its obligations under this Agreement, and the execution, delivery and performance by Seller of this Agreement constitutes and will constitute private and commercial acts rather than public or governmental acts.

THE FOREGOING WARRANTIES ARE SELLER'S ONLY WARRANTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, WHETHER ARISING OUT OF LAW, CUSTOM OR USAGE. SELLER EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:


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Nukem/Brush Wellman Supply Agreement                                     Page 13
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         (a)  Buyer is a corporation duly organized and validly existing under the laws of the State of Ohio, and has the legal right and all necessary power and authority to execute, deliver and perform in full all of its obligations under this Agreement. This Agreement has been duly and validly executed by Buyer.

         (b) the execution, delivery and performance of this Agreement by Buyer and consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both:

              (i) violate, conflict with or result in a breach or default under any provision of any organizational instrument governing or relating to Buyer,

              (ii) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, instrumentality, agency or authority applicable to Buyer or by which any of its properties or assets may be bound,

              (iii) require any filing by Buyer with, or require Buyer to obtain any permit, consent or approval of, or require Buyer to give any notice to, any governmental or regulatory body, agency or authority other than as specifically set forth in this Agreement, or

              (iv) result in the violation or breach by Buyer of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Buyer (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, or other instrument or obligation to which Buyer is a party or by which it or its properties or assets may be bound unless required for financing purposes under this Agreement.

         (c) this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer and, assuming the due execution of this Agreement by Seller, constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         (d) Buyer holds or will hold all of the governmental and other permits, licenses, consents and authorizations required in connection with its performance of this Agreement and the transactions contemplated hereby

THE FOREGOING WARRANTIES ARE BUYER'S ONLY WARRANTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, WHETHER ARISING OUT OF LAW, CUSTOM OR USAGE.

                                VIII. TERMINATION

8.1 Termination. Unless earlier terminated pursuant to its terms, this Agreement shall terminate


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Nukem/Brush Wellman Supply Agreement                                     Page 14
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              (i)    in 2012 upon the purchase by Buyer of the Base Quantity
                     amount for Delivery Year 2012, or

              (ii) in Seller's sole discretion upon termination of the Producer Contract, whichever comes first.

         The termination of this Agreement for any reason shall be without prejudice to any other remedies that a Party may have under this Agreement or under applicable law, and any liabilities of any Party to any other Party for a breach of its obligations hereunder prior to termination shall survive termination.

8.2      (Deleted in its entirety)

8.3 If Buyer does not Draw Down Beryllium Products for one year for reasons attributable to Buyer, Seller shall have the right to terminate this Agreement and neither Party shall be liable to the other for any cost or damages incurred due to such termination.

                                IX. FORCE MAJEURE

9.1 Liability. Seller shall not be liable for any delay in, or suspension of deliveries, or other inability to perform its obligations under this Agreement resulting from any event of force majeure, and Buyer shall not be liable for failure, refusal or inability to perform its obligations under this Agreement resulting from any event of force majeure, provided that the Party hereto subject to the event of force majeure (a) promptly notifies the other Party of such event, its cause, the extent of non-performance resulting therefrom and the means proposed to be adopted to remedy or abate the force majeure event, confirms such notice in writing as soon as possible after such Party has learned of the force majeure event and notifies the other Party in writing every thirty (30) days thereafter (such written notification shall, on the first notification only, give a full and complete explanation of the event, its cause, the extent of non-performance resulting therefrom and the means proposed to be adopted to remedy or abate the force majeure event, and thereafter such notice shall give the status of the force majeure event and the actions such Party is taking and any additional actions such Party proposes to take to remedy or abate the force majeure event); (b) promptly supplies such information about the force majeure event and its causes as may be reasonably requested by the other Party; and (c) exercises due diligence and employs all reasonable means to remove the cause of the force majeure event or lessen its effect as expeditiously as possible. Failure to provide timely written notice of any event of force majeure pursuant to this Section 9.1, unless itself due to an event of force majeure, shall preclude any Party from invoking an event of force majeure in such instance. Any Party who is, by reason of an event of force majeure, unable to perform any obligation or condition required by this Agreement to be performed by it shall, in addition to complying with the provisions set forth in the previous sentences of this Section
         9.1 (i) provide written notice to the other Party immediately upon the termination or abatement of the force majeure event and (ii) provide written notice to the other Party as soon as it is known when resumption of performance shall occur. Except as provided in Section 9.3, no event of force majeure shall invalidate this Agreement and, upon termination of the event of force majeure, deliveries of Beryllium Product shall resume pursuant to the terms and conditions of this Agreement as expeditiously as possible after termination or sufficient abatement of the force majeure event. Any deliveries not made or accepted due to any event of force majeure shall be made at the end of a force majeure period upon a schedule mutually agreed upon by the Parties hereto.

9.2 Events of Force Majeure. Events of force majeure shall be events, whether foreseeable or unforeseeable, beyond the reasonable control and without the fault or negligence of the Party claiming such event, including without limitation, floods, fires, accidents, strikes or other labor disputes, acts of God, war, acts of public enemy, riot, civil commotion, sabotage, failure to obtain governmental permits, epidemic, quarantine restrictions, embargo, any act, delay or failure to act

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         on the part of any governmental authority, unavoidable delays in transportation and, in the case of Seller, prohibition by any government or authority in North America, Western Europe or the Far East of the sale of such Beryllium Product by Seller, or any other Force Majeure claimed by a third party, including, but not limited to Producer. Notwithstanding the foregoing, the settlement of labor disputes shall be entirely at the discretion of the Party affected by such labor dispute.

9.3      Termination Due to Force Majeure.

         (a) If the performance of Seller under this Agreement is adversely affected by an event of force majeure that continues uninterrupted for a period of ninety (90) days or more, Buyer shall have the right to terminate this Agreement by providing written notice of termination to the Party the performance of which is so affected, such termination to be effective thirty (30) days after such notice is given.

         (b) If the performance of Buyer under this Agreement is adversely affected by an event of force majeure that continues uninterrupted for a period of ninety (90) days or more, Seller shall have the right to terminate this Agreement by providing written notice of termination to the Party the performance of which is so affected, such termination to be effective thirty (30) days after such notice is given

                                 X COMPENSATION

10.1 In case of Buyer's refusal or inability to purchase the entire Minimum Quantity of Beryllium Products, or purchase only a partial amount of the Beryllium Products specified for any Delivery Year in Table 1 and Table 2 of Section 3.1, Buyer shall pay Seller compensation to the amount of 10% of the value of the Beryllium Products that the Buyer should have purchased, but failed to do so due to non-force Majeure causes.

10.2 In case the Buyer does not use Beryllium Metal for internal purposes only as set forth in Section 3.1, and instead knowingly resells it to a third party without the written consent of Seller and Producer, the Buyer shall pay Seller compensation to the amount of 10% of the value of the Beryllium Products that the Buyer purchased by Buyer from Seller and sold to the third Parties.

                     XI. REMEDIES; LIMITATIONS OF LIABILITY

11.1 Failure to Make Scheduled Delivery. Except as a result of an event of force majeure, if Buyer is unable to make a Draw Down from the Stockpile by the time specified in its related purchase order for reasons not attributable to any fault of Buyer or if the Beryllium Products delivered do not conform to the specifications set forth in Exhibits A or Exhibit B to this Agreement and Seller have failed to cure the default in accordance with Section 3.5, Seller shall be liable to pay damages to Buyer which shall include the difference in the price hereunder and the price paid by Buyer for the purchase of replacement Beryllium Products (if such price is higher than the price payable hereunder) plus all other costs associated with such purchase, and Buyer may, at its option, reduce the aggregate amount of Base Quantity required to be purchased by Buyer under this Agreement in the Delivery Year during which such purchase of replacement Beryllium Products occurs or in the next Delivery Year by the number of pounds of such replacement Beryllium Products.

11.2 Termination Due to Failure to Make Delivery. If Buyer is unable to make Draw Downs from the Stockpile pursuant to Section 3.4 by the time specified in its related purchase orders in two consecutive months for reasons not attributable to any fault of Buyer (including, without limitation, an event of force majeure), Buyer may, without prejudice to any other rights or remedies it may have, terminate this Agreement by notice to Seller specifying the date of such termination.


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11.3     Failure to Purchase Base Quantity. Except as a result of an event of force majeure or a situation where a third party, to whom Buyer may resell Beryllium Products purchased from Seller hereunder, defaults or asserts force majeure under such third party's agreement with Buyer, if Buyer fails to purchase the Base Quantity for any Delivery Year for reasons not attributable to any fault of Seller, Buyer shall pay damages to Seller which shall include the reasonable difference in the price hereunder and the price received by Seller for the sale of such Beryllium Product to third Parties (if such price is lower than the price payable hereunder), plus all other costs associated with such sale or disposal, and the aggregate amount of Base Quantity required to be sold by Seller to Buyer under this Agreement in the next Delivery Year shall be reduced by the number of pounds of Beryllium Product not purchased by Buyer.

11.4 Sales to Third Parties. Notwithstanding any provision herein to the contrary, if any third party to whom Buyer may sell Buyer's Products containing Beryllium purchased under this Agreement defaults or asserts an event of force majeure (as defined in Section 9.2) under its agreement with Buyer, Buyer may suspend or cancel any purchases of Beryllium Product under this Agreement that were to be resold to such third Parties pursuant to such agreements. To the extent possible, Buyer shall provide Seller with reasonable documentary evidence of such default or force majeure by such third Parties.

11.5 No Consequential Damages. Unless otherwise specifically mentioned herein, neither Party, whether as a result of breach of contract, tort liability (including negligence and strict liability) or otherwise, shall be responsible for any direct or consequential damages suffered by any other Parties, including, without limitation, damage, loss or expense incurred by such other Party as a result of any loss of use of, or loss of production from, any facility, or loss incurred by such other Party of any anticipated profits or special punitive, penal or consequential losses of any kind.

                             XII. INDEMNIFICATION.

                  Subject to Section 10.5 of this Agreement, in addition to the rights and remedies Seller may have under this Agreement or under applicable law, if Buyer breaches its obligation to purchase Beryllium Products under this Agreement Buyer shall indemnify Seller from any and all costs, damages and other liabilities incurred under the Producer Agreement caused by such breach.

                              XIII. CONFIDENTIALITY

                  This Agreement, the terms and conditions hereof and any information and data obtained as a result of performance of this Agreement are considered confidential. The Parties hereto agree to refrain from disclosing this Agreement, its terms and conditions and any information acquired hereunder to any third party without the prior written consent of the other Party, except as may be required by a court, governmental agency or proper discovery request or to comply with applicable laws or governmental regulations. If any Party hereto is required to make such disclosure, that Party shall so notify the other Party of its obligations to do so and shall use its best efforts to minimize such disclosure. Notwithstanding the foregoing, Buyer and Seller retain the right to disclose the terms and conditions of this Agreement to any financial institution as may be required for financing purposes, and to Producer.

                    XIV. LICENSES, PERMITS AND AUTHORIZATIONS

14.1 Seller shall obtain any and all licenses, approvals or authorizations, including, but not limited to, registration with MFER, that may be lawfully required by any agency of any government in order that Seller or any party on their behalf can legally sell, export, transport, transfer and Deliver Beryllium Products to Buyer and upon Buyers request, shall furnish to Buyer reasonable proof of such licenses, approvals and authorizations. Buyer shall obtain, before any delivery of Beryllium Products hereunder, any and all licenses, approvals, or authorizations that may be lawfully

Nukem/Brush Wellman Supply Agreement                                     Page 17
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         required by any agency of any government in order that Buyer, or any party acting on its behalf, can legally take delivery of, title to, or possession of, the Beryllium Products and, upon Seller's request, shall furnish to Seller and Seller's Agent reasonable proof of such licenses, approvals and authorizations.

14.2 Within 30 days after Effectiveness of this Agreement, Buyer shall, with regard to Be-Metal, provide Seller with a legalized original of the End User Certificate, stating that Buyer will use such Be-Metal for its own production purposes, issued by the Buyer for the import of such Be-Metal from the Republic of Kazakhstan.

14.3 Buyer shall provide access to the Kazakhstan Republic authorities to inspect the equipment for processing the beryllium metal into beryllium copper alloy. Buyer shall guarantee that in cases where the Beryllium metal is sold to countries that do not possess nuclear weapons, the Buyer shall provide warranties from those countries' governmental authorities that Beryllium purchased

         a) Shall not be used for the production of nuclear weapons or any other military purpose

         b)   Shall be under IAEA safeguards within the whole time of use

         c) Shall be provided with Physical Protection to the extent specified by the IAEA requirements

         d) Shall be sold to the countries with no possession of nuclear weapons only on terms as provided in pp a), b) and c).

                         XV. GOVERNING LAW; JURISDICTION

15.1 Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to its principles of conflicts of laws, except that (a) the delivery term "CIF Elmore, Ohio, USA" shall be construed under the INCOTERMS 1990 and (b) the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or the obligations hereunder. Each party hereto unconditionally and irrevocably submits to the jurisdiction of the Courts of the State of New York and/or the United States for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement. A final judgment by such Courts in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally (i) agrees that any and all claims, actions or proceedings in respect of this Agreement may be heard and determined in the Courts of the State of New York and/or the United States for the Southern District of New York; (ii) waives, and agrees not to raise, any objection that it may now or hereafter have to venue in any such court or that such court is an inconvenient forum; (iii) agrees that Buyer shall have the right to bring any legal proceedings (including a proceeding for the enforcement of a judgment entered by any of the aforementioned courts) against such Party in any other court or jurisdiction in accordance with applicable law; (iv) agrees that Seller shall have the right to invoke any judgment, settlement or other binding decision, entered in favor of or against Seller in connection with a dispute with a third party about the Beryllium Products or any right and obligation resulting from the Producer Agreement; such judgment, settlement or other binding decision shall be binding upon Buyer, and Buyer herewith voluntarily, intentionally and knowingly waives its right to defend against any finding of such judgment, settlement or decision, provided that Buyer was granted the reasonable opportunity to participate in such dispute on the Seller's side; and (v) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS HEREUNDER OR THE ENFORCEMENT HEREOF.


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                 Each Party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in Article XVII of this Agreement (or to such new address as may be notified to the Parties to this Agreement pursuant to Article XVII), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                                 XVI. ASSIGNMENT

                  Unless necessary for the financing purposes set forth in
         Section 2.5, no Party to this Agreement shall sell, assign, transfer, convey, delegate, pledge, mortgage, hypothecate, charge, part with or otherwise dispose of any or all of its rights, title, interest or obligation in, to or under this Agreement without the prior consent in writing of the other Party hereto, which consent shall not be unreasonably withheld. None of the Buyer or Seller may assign or grant a security interest in this Agreement without the prior written consent of the other Party hereto. This Agreement shall inure to the benefit of and shall be binding on the Parties hereto and their respective successors and assigns to the extent such successors and assigns are either permitted hereunder or have become successors or assigns by operation of law. No assignment of this Agreement not permitted hereunder shall relieve the assigning Party of its obligations under this Agreement.

                                  XVII. NOTICES

                  17. 1 Notices: Any notice or communication required to be given in writing under this Agreement shall be given in the English language by first class mail, telecopy or telegram addressed to a party at its address hereinafter set forth and shall be deemed to have been given when sent:

In the case of Seller, to:

                 RWE NUKEM, Inc.
                 39 Old Ridgebury Road
                 Section B-1, Box #9
                 Danbury, CT  06810-5100
                 Telephone:  (203) 778-9420
                 Telecopy:  (203) 778-9430
                 Attention:  Director, Special Projects

In the case of Buyer, to:

                 Brush Wellman Inc.
                 17876 St. Clair Ave.
                 Cleveland, OH 44114
                 Telephone:  (216) 383-6850
                 Telecopy: (216) 383-4005
                 Attention:  President
                 Brush Wellman Inc.

                           Any Party to this Agreement may, by written notice to the other Party pursuant to this Article XVII, change the representative or the address to which such notices and communications are to be sent.


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         17.2 Bank and Shipping details of the Parties:

                  Seller:

                  RWE NUKEM, Inc.
                  Citibank FSB CT
                  999 High Ridge Road
                  Stamford, CT 06905
                  Routing No: 221172610
                  Account Number: 47527037
                  Account Name: RWE NUKEM, Inc.


                  Buyer:

                  Brush Wellman Inc.
                  National City Bank
                  Cleveland, OH 44001, USA
                  Account Number: 2690201
                  Account Name: Brush Wellman Inc.
                  Swift Code: NATCUS33

                  Consigner:

                  Ulba Metallurgical Plant
                  Open Stock Company
                  Account No. 101070270

                  Recipient's Bank: Zao Bank Tutunalem, Almaty
                  Account No: 2690201

                  Swift Code: ABKZKKX
                  Correspondent Bank:
                  American Express Bank
                  Swift Code: AEIBUS33

                  Consignee:

                  Brush Wellman Inc.
                  14710 W. Portage Road,
                  Elmore OH, 43416-9502, USA

                         XVIII. MISCELLANEOUS PROVISIONS

18.1 Headings; Interpretation. Article and Section headings set forth in this Agreement are inserted only for convenience and shall have no effect on the construction or interpretation of any provision of this Agreement. All references to Articles, Sections, clauses, Schedules and Exhibits in this Agreement are references to Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement. Words such as "hereto," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or sentence of this Agreement. Unless the context of this Agreement expressly indicates otherwise, the masculine, feminine or neuter gender, and the singular or plural number, will each be deemed to include the others.

18.2 Survival. The termination, cancellation or expiration of this Agreement shall not relieve Buyer or Seller of any rights or obligations provided in this Agreement which by their terms survive


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         termination, cancellation or expiration of this Agreement including, without limitation, all remedial and confidentiality rights and obligations.

18.3 Rounding of Figures. Whenever pursuant to this Agreement a numerical figure is to be rounded or calculated to fewer digits than the number of digits available, then unless otherwise specified herein, the following procedures shall be applied:

         (a) if the first digit discarded is less than five (5), the last digit retained shall not be changed;

         (b) if the first digit discarded is greater than five (5) or if such first digit is five (5) and is followed by at least one (1) digit other than zero (0), the last digit retained shall be increased by one (1); and

         (c) if the first digit discarded is five (5) and if such first digit is followed by zero (0) or by no other digit, the last digit retained shall:

              (i)    if it is an odd number, be increased by one; or

              (ii)   if it is an even number, be unchanged.

18.4 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party hereto. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

18.5 Good Faith Dealings. The Parties to this Agreement shall execute and do all acts and things necessary or desirable in order to implement and give full effect to the provisions and purposes of this Agreement. The Parties hereby agree to act in good faith at all times to reflect the purposes of this Agreement and to act in good faith in all activities and dealings arising out of this Agreement.

18.6 Amendment. Except as otherwise expressly provided in this Agreement, this Agreement may be amended or modified only by an agreement in writing that is signed by all of the Parties to this Agreement.

18.7 Language. This Agreement shall be executed in the English language. This Agreement may also be executed in the Russian language. Notwithstanding that a Russian language version of this Agreement has been executed, the English language text of this Agreement executed by the Parties hereto shall be the only authentic text governing the rights and obligations of the Parties and shall be the only text used in any legal action or proceeding relating to this Agreement.

18.8 Waiver. No default or delay on the part of any Party to this Agreement in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof or of any right under this Agreement, nor shall a single or partial exercise thereof preclude any other or subsequent exercise thereof or the exercise of any other right, power or privilege in the future.

18.9 Obligation to Make Payments in Dollars. The obligation of any Party hereto to make payment hereunder or in connection with this Agreement shall be an obligation to make payment in U.S. dollars and shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than U.S. dollars, except to the extent such tender or recovery shall result in the actual receipt by the non-paying Party


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         entitled to receive such payment of the full amount of U.S. dollars expressed to be payable in respect of such obligation. The obligation of any Party hereto to make payments in U.S. dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. dollars payable in respect of such obligation, and shall not be affected by judgment being obtained for any other sums due under this Agreement.

18.10 Counterparts. This Agreement may be executed in any number of counterparts and by the Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

18.11 Expenses. Except as otherwise expressly provided herein, each Party hereto shall pay its own expenses incidental to this Agreement and the transactions contemplated hereby, including, without limitation, all legal and accounting fees and disbursements, and the fees and expenses of other advisors retained by it.

                              XIX. ENTIRE AGREEMENT

                  This Agreement constitutes and contains the entire and only agreement between the Parties hereto relative to the subject matter hereof and supersedes and cancels any and all pre-existing agreements, letters of intent and understandings between the Parties hereto. This Agreement supersedes and cancels (a) the Contract for the Sale and Purchase of Beryllium Products, dated April 30, 1998, among Nukem, Inc., Nukem Nuklear GmbH and Brush Wellman Inc.; (b) the Protocol of Cooperation, dated April 29, 1998, between Nukem, Inc., Nukem Nuklear GmbH, Brush Wellman Inc., Kazatomprom and Ulba Metallurgical Plant, (c) Agreement Among Kazatomprom, Ulba Metallurgical Plant, NUKEM, Inc. and Brush Wellman Inc. for the Sale and Purchase of Beryllium Products dated December 21, 1999, (d) The Supply Agreement Between NUKEM, INC. and Brush Wellman Inc. for the Sale and Purchase of Beryllium Products dated September 7, 2000 as First Amended on December 1, 2000, Second Amended on January 30, 2001, Third Amended on January 30, 2001, Fourth Amended on September 6, 2001 and Fifth Amended on December 17, 2002 and
         (e) Memorandum of Understanding dated June 10, 2000 between Kazatomprom, Ulba Metallurgical Plant, NUKEM, Inc. and Brush Wellman Inc. and each of the foregoing agreements or contracts identified in clauses (a), (b) and (c) of this Article XIX shall no longer have any force nor effect. It is the Parties' understanding that by executing the Producer Agreement, containing a corresponding clause, Ulba Metallurgical Plant and Kazatomprom each agree to such cancellation. It is the Parties further understanding, that Seller acts insofar on behalf of Nukem Nuklear GmbH. Any and all prior and contemporaneous negotiations, agreements, letters of intent, memoranda of understanding and preliminary drafts and prior versions of this Agreement, whether signed or unsigned, between one or more of the Parties hereto leading up to the execution hereof shall not be used by any Party to construe the terms or affect the validity of this Agreement.


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                                XX. EFFECTIVENESS

                  Simultaneously with the execution of this Agreement, Seller intends to execute the Producer Agreement. Notwithstanding the execution of this Agreement, this Agreement shall not become valid and enforceable unless and until the Producer Agreement and the Arc Furnace Agreement have been executed and become valid and enforceable.

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute this Agreement to be effective as of the date first above written.

BRUSH WELLMAN INC.



BY:

NAME: Stephen Freemen

TITLE: President, Brush Wellman International

DATE:  September 4, 2003



RWE NUKEM, INC.



BY:

NAME:    James C. Cornell

TITLE:   President

DATE: September 4, 2003